SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 1999


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)

        NEVADA                          0-12633                             88-0177083
(State of Incorporation)        (Commission File Number)       (I.R.S. Employer Identification No.)
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                            110 CYPRESS STATION DRIVE
                                    SUITE 220
                              HOUSTON, TEXAS 77090
                    (Address of principal executive offices)

                                 (281) 537-9920
                           (Issuer's telephone number)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

Texoil - Page 2


ITEM 2.  ACQUISITION OF PRODUCING PROPERTIES

On July 22, 1999 the Company acquired Range Resources Corporation's interest in the Hagist Ranch Field located in Duval and McMullen Counties, Texas for approximately $5.4 million. The acquisition, which is effective July 1, 1999, will add approximately 10.1 Bcf of gas and 238 Mbbl of condensate to the Company's reserves. The acquired wells currently produce approximately 2,400 Mcf gas per day and 60 barrels of condensate per day. Texoil operates the field and has 100% working interest with net revenue interest ranging from 81.2% to 87.5%.The addition of this property increases the Company's total estimated reserves, as of July1, 1999, to 48.4 Bcf of gas and 11.3 MMBbl and of oil with an estimated discounted present value (SEC PV10%) of $95.3 million, based on Nymex prices on June 30, 1999, adjusted for differentials. The properties were purchased as proved producing assets. The transaction was financed entirely with bank debt under an existing credit agreement. Participating banks are Comerica Bank - Texas and First Union National Bank.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and Section 21E of The Securities Act of 1934. Texoil believes that its expectations are based on reasonable business assumptions, however, no assurance can be given that the Company's goals will be achieved.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Financial statements of business acquired - Not Required

       (b)  Pro forma financial information - Not Required

       (c)  Exhibits - None


_________________


                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE: JULY 27, 1999                       TEXOIL, INC.


                                          By: /s/ FRANK A. LODZINSKI
                                                  FRANK A. LODZINSKI
                                                  President and
                                                  Principal Financial Officer